UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2009

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2009, Amiel David retired as the Senior Advisor to the Board of Directors of Dune Energy, Inc. (“we, “Dune” or the “Company”). In connection with Dr. David’s retirement, we mutually agreed to terminate his Employment Agreement and his Restricted Stock Agreement, both dated April 17, 2007. In consideration of Dr. David relinquishing certain rights contained in those agreements, together with his releasing the Company from any and all claims arising out of his employment with the Company, we agreed to pay Dr. David $37,500 on or before March 30, 2009 and $41,666.67 on the 15th of every month commencing April 15, 2009 and ending March 15, 2010. Additionally, we agreed to pay any state or Federal income taxes (grossed-up) that may be imposed on Dr. David by virtue of the prior grant to him of 1,000,000 shares of restricted common stock on April 17, 2007 and the subsequent termination of his Employment Agreement. We also agreed to the immediate vesting of all prior restricted stock/option grants to Dr. David.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2009		DUNE ENERGY, INC.

	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

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